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                                                             EXHIBT 99. CODE ETH

                       THE ENDOWMENT REGISTERED FUND, L.P.
                          THE ENDOWMENT TEI FUND, L.P.
                         THE ENDOWMENT MASTER FUND, L.P.
                           SANDERS MORRIS HARRIS, INC.

                           CODE OF ETHICS (RULE 17J-1)

I.   GENERAL

     A.   Statement of Purpose

     The Endowment Registered Fund, L.P., The Endowment TEI Fund, L.P. and The Endowment Master Fund, L.P. (each, a "Fund," and, together, the "Funds"); and Sanders Morris Harris, Inc., the placement agent for each Fund (the "Placement Agent") (the Funds and the Placement Agent are each a "Company" and together the "Companies") each hold their directors, general partners, officers, employees and service providers to a high standard of integrity and business practices. The Companies strive to avoid conflicts of interest or the appearance of conflicts of interest in connection with transactions in securities for the Funds.

     The Companies recognize that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions in securities that may be possessed by certain of their directors, general partners, officers and employees could place such individuals, if they engage in personal transactions in securities that are eligible for investment by a Fund, in a position where their personal interests may conflict with the interests of the Fund.

     In view of the foregoing and of the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended ("1940 Act"),(1) each Company has determined to adopt this Code of Ethics ("Code") to identify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict) and to establish reporting requirements and enforcement procedures. This document constitutes the Code required by Rule 17j-1 for the Companies.

     B.   Statement of General Principles

     The following general principles should guide the actions of Access Persons (as defined below) in evaluating and engaging in personal securities transactions:

          1. The interests of the Funds' shareholders are paramount. Access Persons must conduct themselves and their operations to give maximum effect to this tenet by assiduously placing the interests of the shareholders before their own.

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(1)  Rule 17j-1 under the 1940 Act makes it unlawful for investment company personnel and other "Access Persons" to engage in "fraudulent, deceptive or manipulative" practices in connection with their personal transactions in securities when those securities are held or to be acquired by an investment company. The Rule also requires every investment company, the investment company's investment adviser, and, in certain cases, the investment company's placement agent to adopt a Code of Ethics containing provisions "reasonably necessary to prevent" such prohibited practices.


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          2. All personal transactions in securities by Access Persons must be accomplished so as to avoid even the appearance of a conflict with the interests of the Funds and their shareholders.

          3. Access Persons must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to the Funds, or that otherwise bring into question the person's independence or judgment.

     This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of the specific procedures will not shield a person from liability for personal trading or other conduct that violates any fiduciary duty to a Fund's shareholders. In addition to the specific prohibitions contained in this Code, each person covered by this Code is subject to a general requirement not to engage in any act or practice that would defraud a Fund's shareholders.

     C.   Applicability of Code

     The requirements of this Code are not applicable to any Access Person of a Fund who is subject to a separate code of ethics adopted by the Adviser or a Sub-Adviser of the Fund, provided that: (1) such Code of Ethics complies with the requirements of Rule 17j-1 under the 1940 Act and has been approved by the Fund's Board; and (2) such Adviser or Sub-Adviser has certified to the Board of the Fund that it has adopted procedures reasonably necessary to prevent Access Persons from violating such code of ethics.

II.  DEFINITIONS

For purposes of this Code, the following terms have the meanings set forth as follows:

     A.   "Access Person" means:

          1. any director, officer or general partner of a Fund, and any Advisory Person of a Fund's investment adviser ("Adviser") or any sub-adviser ("Sub-Adviser");(2) and

          2. any director, officer or general partner of the Placement Agent who, in the ordinary course of business, makes, participates in or obtains information regarding a Purchase or Sale of Covered Securities for the Funds or whose functions or duties as part of the ordinary course of business relate to the making of any recommendation to the Funds regarding any Purchase or Sale of Covered Securities.

----------
(2) If the Adviser or Sub-Adviser's primary business is advising funds or advisory clients, all of the Adviser's or Sub-Adviser's directors, officers, and general partners are presumed to be Access Persons of the Fund. If the Adviser or a Sub-Adviser is primarily engaged in a business other than advising funds or advisory clients, "Access Person" means any director, officer, general partner or Advisory Person of the Adviser or a Sub-Adviser who, with respect to the Fund for which such entity acts as Adviser or Sub-Adviser, makes any recommendation, participates in determining which recommendations shall be made, or whose principal function or duties relate to determining which recommendations shall be made or who, in connection with his or her duties, obtains any information concerning securities recommendations being made by such Adviser or Sub-Adviser.


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     B.   "Advisory Person" means:

          1. any director, officer, general partner or employee of the Adviser or a Sub-Adviser (or of any company in a Control relationship to a Fund, the Adviser or a Sub-Adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the Purchase or Sale of a Covered Security by the Fund or whose functions relate to the making of any recommendations with respect to such Purchases or Sales; and

          2. any natural person in a Control relationship to a Fund, Adviser or Sub-Adviser who obtains information concerning recommendations made to the Fund with regard to the Purchase or Sale of a Covered Security by the Fund.

     C.   "Affiliated Person" of another person shall mean:

          1. any person directly or indirectly owning, controlling, or holding with power to vote, 5 per centum or more of the outstanding voting securities of such other person;

          2. any person 5 per centum or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

          3. any person directly or indirectly controlling, controlled by, or under common control with, such other person;

          4. any officer, director, partner, copartner, or employee of such other person; and

          5. with respect to a Fund, the Adviser and any Sub-Adviser.

     D. "Automatic Investment Plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

     E. "Board" means a Fund's Board of Directors.

     F. "Beneficial Ownership" is to be determined in the same manner as it is determined for purposes of Rule 16a-1(a)(2) under the Securities Exchange Act of 1934. This means that a person should generally consider himself or herself the beneficial owner of any securities of which he or she shares in the profits, even if he or she has no influence on voting or disposition of the securities; but does not include securities held by limited partnerships where the person is not aware of such security holding and has no control or discretion as to its disposition.

     G. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act. Section 2(a)(9) defines "control" as the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of more than 25% of a company's outstanding voting securities is presumed to give the holder thereof control over the company.


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     H. "Covered Security" has the same meaning as that set forth in Rule
     17j-1(a)(4), which defines the term very broadly, but excludes direct obligations of the U.S. government, bankers' acceptances, bank certificates of deposit, commercial paper, high quality short-term debt instruments (including repurchase agreements), and shares issued by a registered open-end investment company.

     I. "Disinterested Director" means a director of a Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the 1940 Act.

     J. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, as amended (the "Securities Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended.

     K. "Investment Fund" has the same meaning as set forth in a Fund's private placement memorandum.

     L. "Investment Personnel" means:

          1. Any employee of a Fund, the Adviser or a Sub-Adviser (or of any company in a Control relationship to the Fund, the Adviser or a Sub-Adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Fund.

          2. Any natural person who controls a Fund, the Adviser or a Sub-Adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

     M. "Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to section 4(2) or 4(6) or pursuant to rule 504, rule 505, or rule 506 under the Securities Act.

     N. "Purchase or Sale of a Covered Security" means obtaining or disposing of Beneficial Ownership of that Covered Security and includes, among other things, the writing of an option to purchase or sell a Covered Security.

     O. "Restricted Period," with respect to a Covered Security, is the period of time currently designated as fifteen (15) days before or after the time that the same (or a related) Covered Security is purchased or sold by the Fund.

     P. "Review Officer" shall mean the Fund's Chief Compliance Officer ("CCO"), or any other person charged with the responsibility, at any given time, to pre-clear trades, grant exceptions to prohibitions under the Code, receive reports and notices required by this Code to be generated, and to accomplish any other requirement of this Code.

          1. A person may be designated by a Board or the CCO as a Review Officer of a Fund (or the CCO may undertake the responsibility of serving as the Review Officer) for purposes of this Code without otherwise formally carrying that title or the responsibility for functions otherwise generally associated with the responsibilities of a compliance officer.

          2. The Review Officer may delegate certain functions as appropriate.


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     Q. "Security held or to be Acquired by a Fund" shall mean

          1. Any Covered Security which, within the most recent 15 days:

               (a)  Is or has been directly held by the Fund; or

               (b) Is being or has been considered by the Fund or the Adviser for purchase by the Fund; and

          2. Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security.

          3. Specifically excluded from this definition are any Covered Securities in which the Fund has no investment discretion and that the Fund has no current knowledge are being held on its behalf (i.e., an investment by the Fund in an Investment Fund) for which the manager of the Investment Fund has full discretion to buy or sell securities without consultation or input from the Fund).

     The CCO of the Funds may provide the Boards with a list of each Security held or to be Acquired by a Fund on not less than a quarterly basis. The Boards, Access Persons and Advisory Persons are entitled to rely on this list in conducting their personal affairs in compliance with the Code. In the event that any such person breaches the Code due to a misstatement or omission with respect to such list, such person shall not be deemed responsible for such breach, unless he or she had actual knowledge that his or her actions would result in a breach (i.e., knew that the security transaction being conducted by such person was a breach of the Code).

III. APPROVAL, ADOPTION AND ADMINISTRATION OF CODE OF ETHICS

     A. Each Company must:

          1. adopt a written Code containing provisions reasonably necessary to prevent Access Persons from violating the Code;

          2. provide the written Code and any amendments thereto to the Boards; and

          3. provide a written certification to the Boards that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

     B. The Boards, including a majority of the Disinterested Directors, must approve this Code, as well as the applicable code of ethics of the Adviser and any Sub-Adviser to a Fund. The Boards must base their approval on a determination that the relevant Code contains provisions reasonably necessary to prevent Access Persons from violating the Code.

     C. Following initial approval of this Code and the code of ethics of the Adviser or any Sub-Adviser to a Fund, any material change to a Code must be approved by the Board of the Fund, including a majority of the Disinterested Directors thereof, within six months of such amendment.

     D. No less frequently than annually, each Fund, the Adviser, each Sub-Adviser and the Placement Agent must furnish to the Boards, and the Boards must consider, a written report that:


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          1. Describes any issues arising under the Code or a code of ethics applicable to the Adviser or Sub-Adviser since the last report to the Boards, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations, summarizes any changes in the procedures made during the past year, and identifies any recommended changes in existing restrictions or procedures based upon the Funds', the Adviser's, the Sub-Adviser's and the Placement Agent's experience, evolving industry practice, or developments in applicable laws and regulations; and

          2. Certifies that the Fund, the Adviser, the Sub-Adviser and the Placement Agent, as applicable, has adopted procedures reasonably necessary to prevent Access Persons from violating the Code or a code of ethics applicable to the Adviser or Sub-Adviser (as applicable).

IV.  LEGAL REQUIREMENTS

     A. General Prohibitions

     It is the policy of the Companies that no Access Person, any Affiliated Person of a Fund, or any Affiliated Person of the Adviser or the Placement Agent, shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1.

     Rule 17j-1(b) under the 1940 Act provides that the Placement Agent, any Affiliated Person of a Fund, and any Affiliated Person of the Adviser or the Placement Agent, in connection with the purchase or sale, directly or indirectly, by such person of a Security Held or to be Acquired by the Fund shall NOT:

          1. employ any device, scheme or artifice to defraud a Fund;

          2. make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

          3. engage in any act, practice or course of business that would operate as a fraud or deceit upon the Fund; or

          4. engage in any manipulative practice with respect to the Fund.

     B. Reporting Obligations

     Each Access Person shall file the following reports with the Review Officer. Please note that special provisions apply to Disinterested Directors, as detailed in paragraph B.5 below.

          1. Initial Holdings Report. No later than ten (10) days after the person becomes an Access Person under this Code, each Access Person (other than a Fund's Disinterested Directors) must provide to the Review Officer an initial holdings report, which is current as of a date no more than 45 days prior to the date the reporting person becomes an Access Person, containing the following information:


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

               a. The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

               b. The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

               c. The date that the report is submitted by the Access Person.

          2. Quarterly Reports. Each Access Person (subject to paragraph B.5 with respect to a Fund's Disinterested Directors) must provide to the Review Officer, on a quarterly basis, not later than thirty (30) days after the end of the calendar quarter, a report containing the following information:

               a. With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

                    i. The date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares and the principal amount of each Covered Security involved;

                    ii. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                    iii. The price at which the transaction was effected;

                    iv. The name of the broker, dealer or bank with or through whom the transaction was effected; and

                    v. The date the report was submitted by the Access Person.

               b. With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                    i. The name of the broker, dealer or bank with whom the Access Person established the account;

                    ii. The date the account was established; and

                    iii. The date that the report is submitted by the Access Person.

          3. Annual Holdings Report. Each Access Person (other than a Fund's Disinterested Directors) must annually provide to the Review Officer a complete listing of all Covered Securities owned by the Access Person, no later than February 14 of each year, which report must be current as of a date no more than 45 days before the report is submitted. The listing must contain the following information:


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               a. The title, number of shares and principal amount of each
               Covered Security in which the Access Person had any direct or indirect beneficial ownership;

               b. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

               c. The date that the report is submitted by the Access Person.

          4. Annual Certification. All Access Persons shall be required to certify annually that they have received, read and understand the Code. Further, all Access Persons are required to certify annually that they have complied with the requirements of the Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.

          5. Disinterested Directors. A Disinterested Director is required to complete a quarterly report ONLY if (i) the Disinterested Director knew, or in the ordinary course of fulfilling his or her official duties as a Fund director should have known, that during the 15-day period immediately before or after his or her transaction, such Covered Security was Purchased or Sold, or considered for Purchase or Sale, by the Fund;(3) or (ii) during the relevant quarter, the Disinterested Director has engaged in what he or she believes may be construed as short-term trading in the securities of a registered open-end investment company that is advised by the Adviser or an affiliate of the Adviser. The "should have known" standard implies no duty of inquiry, does not presume there should have been any deduction or extrapolation from discussions or memoranda dealing with tactics to be employed in meeting any of a Fund's investment objectives, or that any knowledge is to be imputed because of prior knowledge of the Funds' portfolio holdings, market considerations, or the Funds' investment policies and objectives or investment restrictions.

     C. Exceptions from Reporting Requirements

     An Access Person need not submit:

          1. Any report with respect to Covered Securities held in accounts over which the Access Person had no direct or indirect influence or control;

          2. A quarterly report if the report would duplicate information contained in broker trade confirmations or account statements received by the Funds, the Adviser, the Sub-Adviser or the Placement Agent no later than 30 days after the end of each calendar quarter and/or information contained in the Adviser's, Sub-Adviser's, Placement Agent's and/or the Funds' records.

          3. Reports otherwise required by this Section, if the Access Person is also an Access Person of the Adviser or a Sub-Adviser to the Funds, provided that either:

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(3)  This reporting requirement shall not be applicable to securities traded by passively managed index funds.


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               a. such person submits to the Adviser or Sub-Adviser forms prescribed by the code of ethics of such Adviser or Sub-Adviser containing substantially the same information as called for in the forms required by this Section; or

               b. the information is such report would duplicate information required to be recorded under Rule 204-2(a)(13) under the Investment Advisers Act of 1940.

          4. A quarterly report with respect to transactions effected pursuant to an Automatic Investment Plan.

V.   PRE-CLEARANCE OF SECURITIES TRANSACTIONS

Investment Personnel must obtain approval from the CCO or the Review Officer before directly or indirectly acquiring Beneficial Ownership of any Covered Security as part of an Initial Public Offering or Limited Offering. Investment Personnel who are subject to the code of ethics of the Adviser or a Sub-Adviser need not submit to this procedure provided that such person is subject to a similar procedure under such other code of ethics.

VI.  CONFIDENTIALITY

All reports of securities transactions and any other information filed with a Fund pursuant to this Code shall be treated as confidential. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

No Access Person shall reveal to any other person (except in the normal course of his or her duties on behalf of a Fund) any information regarding securities transactions made or being considered by or on behalf of the Funds.

VII. REVIEW AND ENFORCEMENT

     A. The Review Officer for each Fund, in consultation with other Review Officers, shall compare all reported personal securities transactions with completed portfolio transactions of each Fund and a list of securities being considered for purchase or sale by each Fund to determine whether a violation of this Code may have occurred. One test that may be applied in determining whether a violation of the Code has occurred will be to review the securities transactions of Access Persons for patterns of transactions. For example:

          1. Any pattern involving parallel transactions (for the Fund and the individual both buying or both selling the same Covered Security) or opposite transactions (buy/sell or sell/buy) within the Restricted Period may be analyzed to determine whether the individual's transaction may have violated the Code.

          2. Among the other factors that may be considered in the analysis are:

               a. the number and dollar amount of the transactions;

               b. the trading volume of the Covered Security in question;

               c. the length of time the Covered Security has been held by the individual; and


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               d. the individual's involvement in the investment process.

     It should be noted, however, that a violation could be deemed to have resulted from a single transaction if the circumstances warrant a finding that the underlying principles of fair dealing have been violated. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

     B. If the Review Officer determines that a violation of this Code may have occurred, the Review Officer shall submit his or her written determination, together with a confidential report and any additional explanatory material provided by the individual, to the CCO (if different from the Review Officer) or the CCO's delegate and outside counsel to the Funds, who shall make an independent determination as to whether a violation has occurred.

     C. If the CCO (or delegate) and outside counsel to the Funds find that a violation has occurred, the CCO, in consultation with the Fund's President, shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to the Funds' Boards.

     D. No person shall participate in a determination of (1) whether he or she personally has committed a violation of the Code, or (2) the imposition of any sanction in the event he or she committed a violation of the Code. If a Covered Securities transaction of the CCO is under consideration, the President of the Funds shall act in all respects in the manner prescribed in this Code for the CCO.

VIII. RECORDS

Each Fund shall maintain records in the manner and to the extent set forth below, which may be maintained on microfilm or by such other means permissible under the conditions described in Rule 31a-2 under the 1940 Act or under no-action letters or interpretations under that rule, and shall be available for examination by representatives of the Securities and Exchange Commission.

     A. A copy of this Code shall be preserved in an easily accessible place (including for five (5) years after this Code is no longer in effect).

     B. A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs.

     C. A copy of each report to the Board and each report, including any information provided in lieu of the report, made by an Access Person pursuant to this Code shall be preserved for a period of not less than five
     (5) years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     D. A list of all Access Persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

     E. A record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of securities under Section V of this Code shall be preserved for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.


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

IX.  APPROVAL, AMENDMENT AND INTERPRETATION OF PROVISIONS

     A. This Code may be amended as necessary or appropriate with the approval of the Boards.

     B. This Code is subject to interpretation by the Boards in their discretion.

Dated: January 16, 2004, as amended March 17, 2005.


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

                       THE ENDOWMENT REGISTERED FUND, L.P.
                          THE ENDOWMENT TEI FUND, L.P.
                         THE ENDOWMENT MASTER FUND, L.P.
                           SANDERS MORRIS HARRIS, INC.

                           CODE OF ETHICS (RULE 17J-1)

                   QUARTERLY SECURITIES TRANSACTION REPORT(1)

This report of personal securities transactions pursuant to the Code of Ethics is required by Rule 17j-1 of the Investment Company Act of 1940. The report must be completed, signed, and submitted not later than 30 days after the end of each calendar quarter. Refer to the Code of Ethics for further instructions. If you have no transactions to report, please check the box below and sign the Report.

Name of Reporting Person: ________________________________________________

Date Became Subject to the Code's             For The Calendar Quarter
Reporting Requirements:           _________   Ended:                   _________

Date Report Due (no later than 30 _________   Date Report Submitted:   _________
days after the end of a calendar
quarter):

     Securities Transactions During the Quarter

          No Transactions to Report (check if applicable) [ ]

                                                                                     Executing Broker,
                            Nature of                   Principal Amount,           Dealer or Other Party
                           Transaction       No. of     Maturity Date and                Through Whom
  Date of     Title of   (Purchase/Sale/     Shares/      Interest Rate                  Transaction
Transaction   Security      Other(2))      Securities    (as applicable)    Price          Was Made
-----------   --------   ---------------   ----------   -----------------   -----   ---------------------


            (Continue transaction record on next page if necessary.)

     Securities Accounts Opened During the Quarter

          If you have no new securities accounts to report, please check here.
          [ ]

Name of Broker, Dealer or Bank _________________________________

----------
(1) This report must be completed in accordance with the Code of Ethics. Filing of this Report is required whether or not transactions occurred.

(2) If the transaction is other than a straightforward sale or purchase of securities, mark it with an asterisk and explain the nature of the transaction on the reverse side. Describe the nature of each account in which the transaction is to take place, i.e., personal, spouse, children, charitable trust, etc. If you wish, you may attach a copy of your account statements as provided to you by your broker, bank or custodian.

I REPRESENT THAT I AM NOT IN POSSESSION OF MATERIAL NON-PUBLIC INFORMATION CONCERNING THE SECURITIES LISTED ABOVE OR THEIR ISSUES. IF I AM AN ACCESS PERSON CHARGED WITH MAKING RECOMMENDATIONS CONCERNING THE PORTFOLIOS OF THE FUNDS WITH RESPECT TO ANY OF THE SECURITIES LISTED ABOVE, I HEREBY REPRESENT THAT I HAVE NOT DETERMINED OR BEEN REQUESTED TO MAKE A RECOMMENDATION IN ANY OF THE SECURITIES LISTED ABOVE EXCEPT AS PERMITTED BY THE CODE OF ETHICS. THIS REPORT IS NOT AN ADMISSION THAT I HAVE DIRECT OR INDIRECT BENEFICIAL OWNERSHIP OF ANY OF THE SECURITIES REPORTED ABOVE.


-------------------------------------   --------------------------------------
(Signature)                             (Date)

               (Transaction record continued from previous page.)

                                                                                     Executing Broker,
                            Nature of                   Principal Amount,           Dealer or Other Party
                           Transaction       No. of     Maturity Date and                Through Whom
  Date of     Title of   (Purchase/Sale/     Shares/      Interest Rate                  Transaction
Transaction   Security      Other(2))      Securities    (as applicable)    Price          Was Made
-----------   --------   ---------------   ----------   -----------------   -----   ---------------------


----------

                       THE ENDOWMENT REGISTERED FUND, L.P.
                          THE ENDOWMENT TEI FUND, L.P.
                         THE ENDOWMENT MASTER FUND, L.P.
                           SANDERS MORRIS HARRIS, INC.

                           CODE OF ETHICS (RULE 17J-1)

                             INITIAL HOLDINGS REPORT

This report shall set forth information on your securities holdings in which you have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you or any Fund, as required by the Funds' Code of Ethics. In lieu of listing each security position below, you may instead authorize your broker to mail duplicate copies of your brokerage statements to the Funds' CCO. (Please see the Code of Ethics for more information.)

Name of Reporting Person: _________________________________________________

Date Became Subject to the Code's             Information in Report Dated
Reporting Requirements:           _________   As Of (must be current as
                                              of a date no more than 45
                                              days before Date Became
                                              Subject to the Code's
                                              Reporting Requirements):   _______

Date Report Due (no later than    _________   Date Report Submitted:     _______
10 days after became Access
Person):

Securities Holdings*

Title of Security   Number of Shares   Principal Amount
-----------------   ----------------   ----------------


              (Continue holdings record on next page if necessary.)

If you have no securities holdings to report, please check here. [ ]

Securities Accounts

Name of Broker, Dealer or Bank in which Securities are Held
________________________________________________________________________________

If you have no securities accounts to report, please check here. [ ]

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS. THIS REPORT IS NOT AN ADMISSION THAT I HAVE DIRECT OR INDIRECT BENEFICIAL OWNERSHIP OF ANY OF THE SECURITIES REPORTED ABOVE.


------------------------------------    --------------------------------------
(Signature)                             (Date)

* Securities that are EXEMPT from being reported on this Form include: (i) securities that are direct obligations of the U. S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof; (ii) high quality short-term instruments ("money market instruments") including but not limited to bankers' acceptances, U.S. bank certificates of deposit; commercial paper; and repurchase agreements; (iii) shares of the registered open-end investment companies; and (iv) currencies.

                 (Holdings record continued from previous page.)

Title of Security   Number of Shares   Principal Amount
-----------------   ----------------   ----------------


                       THE ENDOWMENT REGISTERED FUND, L.P.
                          THE ENDOWMENT TEI FUND, L.P.
                         THE ENDOWMENT MASTER FUND, L.P.
                           SANDERS MORRIS HARRIS, INC.

                           CODE OF ETHICS (RULE 17J-1)

                             ANNUAL HOLDINGS REPORT

This report shall set forth information on your securities holdings in which you have a direct or indirect beneficial interest, including holdings by a spouse, minor children, trusts, foundations, and any account for which trading authority has been delegated to you or any Fund, as required by the Funds' Code of Ethics. In lieu of listing each security position below, you may instead authorize your broker to mail duplicate copies of your brokerage statements to the Funds' CCO. (Please see the Code of Ethics for more information.)

Name of Reporting Person: _________________________________________________

Date Became Subject to the Code's             Information in Report Dated As Of
Reporting Requirements:           _________   (must be current as of a date no
                                              more than 45 days before Date
                                              Report Submitted):     ___________

For Year Ended:                   _________   Date Report Submitted: ___________

Securities Holdings*

Title of Security   No. of Shares   Principal Amount
-----------------   -------------   ----------------

              (Continue holdings record on next page if necessary.)

If you have no securities holdings to report for the year, please check here.
[ ]

Securities Accounts

Name of Broker, Dealer or Bank

If you have no securities accounts to report for the year, please check here.
[ ]

I CERTIFY THAT I HAVE INCLUDED ON THIS REPORT ALL SECURITIES HOLDINGS AND ACCOUNTS REQUIRED TO BE REPORTED PURSUANT TO THE CODE OF ETHICS. THIS REPORT IS NOT AN ADMISSION THAT I HAVE DIRECT OR INDIRECT BENEFICIAL OWNERSHIP OF ANY OF THE SECURITIES REPORTED ABOVE.


------------------------------------    --------------------------------------
(Signature)                             (Date)

* Securities that are EXEMPT from being reported on this Form include: (i) securities that are direct obligations of the U. S. Government, such as Treasury bills, notes and bonds, and U.S. Savings Bonds and derivatives thereof; (ii) high quality short-term instruments ("money market instruments") including but not limited to bankers' acceptances, U.S. bank certificates of deposit; commercial paper; and repurchase agreements; (iii) shares of the registered open-end investment companies; and (iv) currencies.

                 (Holdings record continued from previous page.)

Title of Security   Number of Shares   Principal Amount
-----------------   ----------------   ----------------

EXHIBIT D

                       THE ENDOWMENT REGISTERED FUND, L.P.
                          THE ENDOWMENT TEI FUND., L.P.
                         THE ENDOWMENT MASTER FUND, L.P.
                           SANDERS MORRIS HARRIS, INC.

                           CODE OF ETHICS (RULE 17J-1)

                       ANNUAL CERTIFICATION OF COMPLIANCE

Name of Person Certifying: _______________________________________________

Access Persons shall complete this Code of Ethics Certification of Compliance upon the receipt and review of this Code of Ethics and on an annual basis thereafter.

I HAVE READ AND UNDERSTAND THE CODE OF ETHICS REFERENCED ABOVE AND CERTIFY THAT I AM IN COMPLIANCE WITH IT AND HAVE DISCLOSED OR REPORTED ALL PERSONAL SECURITIES TRANSACTIONS REQUIRED TO BE DISCLOSED OR REPORTED PURSUANT TO THE CODE OF ETHICS.


------------------------------------    --------------------------------------
(Signature)                             (Date)